Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated:  July 26, 2010

STEPHEN L. FARLEY

/s/ Stephen L. Farley

STEPHEN FARLEY LLC

By:         /s/ Stephen L. Farley
Stephen L. Farley
Managing Member

FARLEY CAPITAL II L.P.

By:         Stephen Farley LLC
General Partner

By:         /s/ Stephen L. Farley
Stephen L. Farley
Managing Member

FARLEY ASSOCIATES II LLC

By:         Stephen Farley LLC
Managing Member

By:         /s/ Stephen L. Farley
Stephen L. Farley
Managing Member

LABRADOR PARTNERS L.P.

By:         Farley Associates II LLC
General Partner

By:         Stephen Farley LLC
Managing Member

By:         /s/ Stephen L. Farley
Stephen L. Farley
Managing Member

FA NEWFOUNDLAND LLC

By:         Stephen Farley LLC
Managing Member

By:         /s/ Stephen L. Farley
Stephen L. Farley
Managing Member

NEWFOUNDLAND PARTNERS L.P.

By:         FA Newfoundland LLC
General Partner

By:         Stephen L. Farley
Managing Member

By:         /s/ Stephen L. Farley
Stephen L. Farley
Managing Member